Exhibit 99.1

GoHealth Reports Third Quarter 2020 Results and Increases 2020 Outlook

As a Result of Strong Medicare Enrollments and Operating Leverage

CHICAGO, November 11, 2020 — GoHealth, Inc. (GoHealth or the Company) (Nasdaq: GOCO), a leading health insurance marketplace, announced financial results for the three and nine months ended September 30, 2020.

•	Third quarter 2020 net revenues of $163.4 million increased 52% compared to the prior year period, and year-to-date 2020 net revenues of $431.4 million increased 72% compared to the prior year period

•

Third quarter 2020 net loss of $206.5 million, included $209.3 million of accelerated vesting of certain equity awards in connection with the IPO[1], and year-to-date 2020 net loss of $230.3 million, included $209.3 million of accelerated vesting of certain equity awards in connection with the IPO[1]

•

Third quarter 2020 adjusted EBITDA[2] of $39.3 million increased 142% compared to the prior year period, and year-to-date 2020 adjusted EBITDA of $101.1 million increased 149% compared to the prior year period

•

The Company also updated its full year 2020 outlook, and now expects net revenues of $850-$890 million and adjusted EBITDA[2] of $270-$290 million given the robust start to the Annual Enrollment Period, with 83% submission growth in October and a 4% improvement in agent conversion

Clint Jones, co-founder and CEO said, “GoHealth’s third quarter adjusted EBITDA growth of 142% was powered by 52% revenue growth and strong operating leverage as we continue to efficiently scale the business. These excellent results marked a continuation of year-to-date trends as consumers increasingly turn to GoHealth’s leading DTC platform to find the best Medicare policies to meet their unique needs.”

Jones continued, “Our proprietary, vertically-integrated technology platform and high performance marketing organization allow us to efficiently grow our carrier partners’ Medicare membership base. This growth is guided by our LTV/CAC focus, ensuring that we generate quick payback periods. Our TeleCare team administers GoHealth’s Encompass programs on behalf of our carrier partners and further supports consumer persistency by proactively engaging with and educating consumers about their benefits through Plan Fit Check calls. The strength and differentiation of our business model is evident in our third quarter operating cash flow of $33 million as well as a 5% increase in LTVs, fueled by improving persistency trends.”

Year-To-Date 2020 Highlights

•	Total Medicare Submitted Policies[3] grew 103% during the first nine months to 355,544

•	Medicare—Internal revenue increased 172% to $316.2 million

•	Medicare—Internal profit increased 191% to $123.9 million

•	Adjusted EBITDA growth of 149% as margins expanded from 16.2% to 23.4%

•	LTV/CAC[4] for the Medicare-Internal segment increased from 2.5x to 3.0x during the first nine months of 2020, driven by lower marketing costs per opportunity and higher agent sales conversion

•	LTV per carrier approved Medicare Advantage submission increased 2% from $899 to $913 during the first nine months of 2020

•	2% improvement in persistency during the first nine months compared to the prior year period

•	LTV per carrier-approved Medicare Advantage submission increased 5% from $939 to $987 during the third quarter

•	Generated positive year-to-date cash flow from operations of $28.8 million while increasing commission receivables by $117.9 million

•	76% increase in Medicare – Internal licensed agents from 849 to 1,493 as of September 30, 2020 and made substantial investments in training ahead of the Annual Enrollment Period

•	Year over year new agent productivity +13%

•	TeleCare team of 275 agents ramped up retention conversations including Plan Fit Checks to maximize satisfaction and improve recapture rates into AEP

•	Expanded Enterprise programs to 26, including the addition of six new Encompass initiatives across multiple partners

•

Significantly expanded carrier footprint with UnitedHealthcare, Aetna, Cigna, Kaiser Permanente and Allwell, providing consumers with market-leading plan options in almost all counties in the United States

Financial Outlook

The trajectory of the US economy remains challenging to predict, particularly given the heightened uncertainty associated with the COVID-19 pandemic. During this time, demand for healthcare has demonstrated great resilience, and we believe that the COVID-19 pandemic has created favorable industry dynamics for technology-driven direct-to-consumer models such as GoHealth’s insurance marketplace. The Company has updated its outlook for the fiscal year ending December 31, 2020 based on current market conditions and expectations:

•	Full year 2020 net revenue of $850 - $890 million, representing year-over-year growth of 58% - 65%

•	Full year 2020 adjusted EBITDA of $270 - $290 million, representing year-over-year growth of 58% - 70%

Jones concluded, “We are increasing our expectations for fiscal 2020 given our robust start to the Annual Enrollment Period, with October submissions up 83% over the prior October and well ahead of the 53% implied midpoint of revenue growth for the fourth quarter. The Medicare market is large and growing quickly, and we are just beginning to realize our long-term growth opportunity as we create value for our partners and deliver great results for our shareholders.”

Conference Call Details

The Company will host a conference call today, Wednesday, November 11, 2020 at 5:00 pm (ET) to discuss its financial results. A live audio webcast and a supplemental presentation will be available online at https://investors.gohealth.com. The conference call can also be accessed by dialing 1-833-519-1310 for U.S. participants, or 1-914-800-3876 for international participants, and referencing participant code 4374976. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link.

About GoHealth

As a leading health insurance marketplace, GoHealth’s mission is to improve access to healthcare in America. Enrolling in a health insurance plan can be confusing for customers, and the seemingly small differences between plans can lead to significant out-of-pocket costs or lack of access to critical medicines and even providers. GoHealth combines cutting-edge technology, data science and deep industry expertise to match customers with the healthcare policy and carrier that is best for them. Since its inception, GoHealth has enrolled millions of people in Medicare and individual and family plans. For more information, visit https://www.gohealth.com

[1]	Represents non-cash share-based compensation expense relating to the accelerated vesting of performance-vesting units in connection with the IPO for the three months ended September 30, 2020
[2]	Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please refer to the appendix.
[3]	Total Medicare Advantage Submitted Policies includes Commissionable and non-Commissionable Policies.
[4]

LTV/CAC defined as (i) aggregate commissions estimated to be collected over the estimated life of all Approved Submissions based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, or LTV, divided by (ii) the cost to convert a prospect into a customer less other non-commission carrier revenue for such period, or CAC.

Investor Relations:

Jay Koval, VP of Investor Relations

IR@gohealth.com

Media Relations:

Pressinquiries@gohealth.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding the Company’s future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected financial performance and operational performance for the fiscal year 2020, including with respect to revenue and Adjusted EBITDA, and the Company’s performance during the Annual Enrollment Period, including with respect to agent conversion and implied growth for the fourth quarter of 2020, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including, but are not limited to, the following: the Company’s ability to comply with the numerous, complex and frequently changing laws regulating the marketing and sale of Medicare plans; the potential for an adverse change in the Company’s relationships with carriers, including a loss of a carrier relationships; failure to grow the Company’s customer base or retain its existing customers; carriers’ ability to reduce commissions paid to the Company and adversely change their underwriting practices; significant consolidation in the healthcare industry which could adversely alter the Company’s relationships with carriers; information technology systems failures or capacity constraints interrupting the Company’s operations; factors that adversely impact the Company’s estimate of LTV; the Company’s dependence on agents to sell insurance plans; changes in the health insurance system and laws and regulation governing health insurance markets; the inability to effectively advertise the Company’s products; and our ability to successfully implement our business plan during a global economic downturn caused by the COVID-19 pandemic.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in the Company’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2020 filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Many of the important factors that will determine these results are beyond the Company’s ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Use of Non-GAAP Financial Measures and Key Performance Indicators

In this press release, we use supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our Consolidated Financial Statements prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense, or EBITDA; Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor its results of operations.

Adjusted EBITDA represents EBITDA as further adjusted for share-based compensation, expense related to the accelerated vesting of certain equity awards, change in fair value of contingent consideration liability, Centerbridge Acquisition costs, severance costs and incremental organizational costs in connection with the IPO. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenues.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of EBITDA and Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), are presented in the tables below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and include other expenses, costs and non-recurring items.

Management has provided its outlook regarding adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items are not provided. Management is unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

“LTV/CAC” refers to the Lifetime Value of Commissions per Consumer Acquisition Cost, which we define as (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Approved Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, or LTV, divided by (ii) the cost to convert a prospect into a customer less other noncommission carrier revenue for such period, or CAC. CAC is comprised of cost of revenue, marketing and advertising expenses and customer care and enrollment expenses less other revenue and is presented on a per commissionable Approved Submission basis. “Approved Submissions” refer to Submitted Policies approved by carriers for the identified product during the indicated period. “LTV Per Approved Submission” refers to the Lifetime Value of Commissions per Approved Submission, which we define as (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Approved Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, divided by (ii) the number of commissionable Approved Submissions for such period.

Combined Results

On September 13, 2019, Centerbridge Capital Partners III, L.P., indirectly through a subsidiary of GoHealth Holdings, LLC, (formerly known as Blizzard Parent, LLC), an entity formed in contemplation of the acquisition, acquired a 100% interest in Norvax, LLC. We refer to this transaction as the “Centerbridge Acquisition.” As a result of the Centerbridge Acquisition, the Company’s financial results for the three and nine months ended September 30, 2019 are presented for two periods, the Predecessor and Successor periods, which relate to the period preceding the acquisition on September 13, 2019 and the period succeeding the acquisition, respectively. The Company’s financial results for the periods from July 1, 2019 through September 12, 2019 and from January 1, 2019 through September 12, 2019 are referred to as those of the “Predecessor” period. The Company’s financial results for the period from September 13, 2019 through September 30, 2019, the three months ended September 30, 2020 and the nine months ended September 30, 2020 are referred to as those of the “Successor” period. The Company’s results of operations as reported in our Consolidated Financial Statements for these periods are prepared in accordance with GAAP. Although GAAP requires that we report on the Company’s results for the period from July 1, 2019 through September 12, 2019, from January 1, 2019 through September 12, 2019 and the period from September 13, 2019 through September 30, 2019 separately, management views the Company’s operating results for the three and nine months ended September 30, 2019 by combining the results of the applicable Predecessor and Successor periods because such presentation provides the most meaningful comparison to its results for the three and nine months ended September 30, 2020.

The Company cannot adequately benchmark the operating results of the period from September 13, 2019 through September 30, 2019 against any of the current periods reported in its Consolidated Financial Statements without combining it with the period from July 1, 2019 through September 12, 2019 and the period from January 1, 2019 through September 12, 2019 and does not believe that reviewing the results of this period in isolation would be useful in identifying trends in or reaching conclusions regarding the Company’s overall operating performance. Management believes that the key performance metrics such as revenue, net (loss) income and Adjusted EBITDA for the Successor period when combined with the Predecessor period provides more meaningful comparisons to other periods and are useful in identifying current business trends. Accordingly, in addition to presenting the Company’s results of operations as reported in our Consolidated Financial Statements in accordance with GAAP, the tables and discussion throughout this press release also present the combined results for the three and nine months ended September 30, 2019.

The combined results for the three months ended September 30, 2019, which we refer to herein as the results for the “three months ended September 30, 2019” represent the sum of the reported amounts for the Predecessor period from July 1, 2019 through September 12, 2019 and the Successor period from September 13, 2019 through September 30, 2019. The combined results for the nine months ended September 30, 2019, which we refer to herein as the results for the “nine months ended September 30, 2019” represent the sum of the reported amounts for the Predecessor period from January 1, 2019 through September 12, 2019 and the Successor period from September 13, 2019 through September 30, 2019. The combined results do not reflect the actual results the Company would have achieved had the Centerbridge Acquisition occurred on January 1, 2019 and may not be indicative of future results. These combined results are not considered to be prepared in accordance with GAAP and have not been prepared on a pro forma basis, which would reflect pro forma adjustments including, but not limited to: amortization expense for intangible assets, share-based compensation expense related to the Centerbridge Acquisition and the IPO, and transaction-related costs related to the Centerbridge Acquisition and the IPO.

The following table sets forth the components of our results of operations for the periods indicated (unaudited):

	Successor			Predecessor	Non-GAAP Combined
	Three Months Ended Sep 30, 2020		Period from Sep 13, 2019 through Sep 30, 2019	Period from Jul 1, 2019 through Sep 12, 2019	Three Months Ended Sep 30, 2019
(in thousands, except percentages, share and per share amounts)	Dollars	% of Net Revenues	Dollars	Dollars	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$101,390	62.1%	$13,723	$64,542	$78,265	73.0%	$23,125	29.5%
Enterprise	61,970	37.9%	6,067	22,868	28,935	27.0%	33,035	114.2%

Net revenues	163,360	100.0%	19,790	87,410	107,200	100.0%	56,160	52.4%
Operating expenses:
Cost of revenue	25,827	15.8%	4,737	25,055	29,792	27.8%	(3,965)	-13.3%
Marketing and advertising	62,848	38.5%	7,140	21,332	28,472	26.6%	34,376	120.7%
Customer care and enrollment	52,896	32.4%	4,625	19,396	24,021	22.4%	28,875	120.2%
Technology	39,520	24.2%	518	31,856	32,374	30.2%	7,146	22.1%
General and administrative	156,551	95.8%	2,286	65,123	67,409	62.9%	89,142	132.2%
Amortization of intangible assets	23,514	14.4%	4,703	—	4,703	4.4%	18,811	400.0%
Acquisition related transaction costs	—	—	6,245	1,968	8,213	7.7%	(8,213)	-100.0%

Total operating expenses	361,156	221.1%	30,254	164,730	194,984	181.9%	166,172	85.2%

(Loss) income from operations	(197,796)	-121.1%	(10,464)	(77,320)	(87,784)	-81.9%	(110,012)	125.3%
Interest expense	8,636	5.3%	1,289	31	1,320	1.2%	7,316	554.2%
Other (income) expense	2	0.0%	(10)	67	57	0.1%	(55)	-96.5%

(Loss) income before income taxes	(206,434)	-126.4%	(11,743)	(77,418)	(89,161)	-83.2%	(117,273)	131.5%
Income tax expense (benefit)	62	0.0%	(37)	(78)	(115)	-0.1%	177	-153.9%

Net (loss) income	$(206,496)	-126.4%	$(11,706)	$(77,340)	$(89,046)	-83.1%	$(117,450)	131.9%
Net loss attributable to noncontrolling interests	(150,076)	NM

Net loss attributable to GoHealth, Inc.	$(56,420)	NM

Net loss per share:
Net loss per share of Class A common stock—basic and diluted	$(0.65)
Weighted-average shares of Class A common stock outstanding - basic and diluted	84,182,961
Non-GAAP Financial Measures:
EBITDA	$(173,021)		$(5,659)	$(76,183)	$(81,842)
Adjusted EBITDA	$39,284		$682	$15,569	$16,251
Adjusted EBITDA margin	24.0%		3.4%	17.8%	15.2%

*	NM = Not meaningful

The following table sets forth the reconciliations of GAAP net loss to EBITDA and Adjusted EBITDA for the periods indicated:

	Successor		Predecessor	Non-GAAP Combined
	Three Months Ended Sep 30, 2020	Period from Sep 13, 2019 through Sep 30, 2019	Period from Jul 1, 2019 through Sep 12, 2019	Three Months Ended Sep 30, 2019
(in thousands)	Dollars	Dollars	Dollars	Dollars
Net revenues	$163,360	$19,790	$87,410	$107,200

Net loss	$(206,496)	$(11,706)	$(77,340)	$(89,046)
Interest expense	8,636	1,289	31	1,320
Income tax (benefit) expense	62	(37)	(78)	(115)
Depreciation and amortization expense	24,777	4,795	1,204	5,999

EBITDA	(173,021)	(5,659)	(76,183)	(81,842)
Share-based compensation expense (1)	2,770	—	—	—
Accelerated vesting of certain equity awards (2)	209,300	—	87,060	87,060
Centerbridge Acquisition costs (3)	—	6,245	4,609	10,854
IPO transaction costs (4)	235	—	—	—
Severance costs (5)	—	96	83	179

Adjusted EBITDA	$39,284	$682	$15,569	$16,251

Adjusted EBITDA margin	24.0%	3.4%	17.8%	15.2%

(1)	Represents non-cash share-based compensation expense relating to stock options, restricted stock units and time-vesting units.
(2)

Represents non-cash share-based compensation expense relating to the accelerated vesting of performance-vesting units in connection with the IPO for the three months ended September 30, 2020 and the accelerated vesting of profit interests and incentive share units in connection with the Centerbridge Acquisition for the period from July 1, 2019 through September 12, 2019.

(3)	Represents legal, accounting, consulting, and other costs related to the Centerbridge Acquisition.
(4)	Represents legal, accounting, consulting, and other indirect costs associated with the Company’s IPO.
(5)	Represents costs associated with the termination of employment.

The following table summarizes share based compensation by operating function:

	Successor		Predecessor	Successor		Predecessor
	Three Months Ended Sep 30, 2020	Period from Sep 13, 2019 through Sep 30, 2019	Period from July 1, 2019 through Sep 12, 2019	Nine Months Ended Sep 30, 2020	Period from Sep 13, 2019 through Sep 30, 2019	Period from Jan 1, 2019 through Sep 12, 2019
Marketing and advertising	$24,709	$—	$1,674	$24,829	$—	$1,674
Customer care and enrollment	11,993	—	—	12,050	—	—
Technology	32,748	—	27,059	32,907	—	27,059
General and administrative	142,620	—	58,327	143,360	—	58,327

Total share-based compensation expense	$212,070	$—	$87,060	$213,146	$—	$87,060

The following table sets forth the components of our results of operations for the periods indicated (unaudited):

	Successor			Predecessor	Non-GAAP Combined
	Nine Months Ended Sep 30, 2020		Period from Sep 13, 2019 through Sep 30, 2019	Period from Jan 1, 2019 through Sep 12, 2019	Nine Months Ended Sep 30, 2019
(in thousands, except percentages, share and per share amounts)	Dollars	% of Net Revenues	Dollars	Dollars	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$310,506	72.0%	$13,723	$175,834	$189,557	75.6%	$120,949	63.8%
Enterprise	120,921	28.0%	6,067	55,176	61,243	24.4%	59,678	97.4%

Net revenues	431,427	100.0%	19,790	231,010	250,800	100.0%	180,627	72.0%
Operating expenses:
Cost of revenue	104,520	24.2%	4,737	79,169	83,906	33.5%	20,614	24.6%
Marketing and advertising	110,556	25.6%	7,140	37,769	44,909	17.9%	65,647	146.2%
Customer care and enrollment	105,267	24.4%	4,625	49,149	53,774	21.4%	51,493	95.8%
Technology	49,818	11.5%	518	40,312	40,830	16.3%	8,988	22.0%
General and administrative	177,400	41.1%	2,286	79,219	81,505	32.5%	95,895	117.7%
Change in fair value of contingent consideration liability	19,700	4.6%	—	—	—	—	19,700	NM
Amortization of intangible assets	70,543	16.4%	4,703	—	4,703	1.9%	65,840	1400.0%
Acquisition related transaction costs	—	—	6,245	2,267	8,512	3.4%	(8,512)	-100.0%

Total operating expenses	637,804	147.8%	30,254	287,885	318,139	126.8%	319,665	100.5%

(Loss) income from operations	(206,377)	-47.8%	(10,464)	(56,875)	(67,339)	-26.8%	(139,038)	206.5%
Interest expense	24,378	5.7%	1,289	140	1,429	0.6%	22,949	1605.9%
Other (income) expense	(494)	-0.1%	(10)	114	104	0.0%	(598)	-575.0%

(Loss) income before income taxes	(230,261)	-53.4%	(11,743)	(57,129)	(68,872)	-27.5%	(161,389)	234.3%
Income tax expense (benefit)	38	0.0%	(37)	(66)	(103)	0.0%	141	-136.9%

Net (loss) income	$(230,299)	-53.4%	$(11,706)	$(57,063)	$(68,769)	-27.4%	$(161,530)	234.9%
Net loss attributable to noncontrolling interests	(150,076)	NM

Net loss attributable to GoHealth, Inc.	$(80,223)	NM

Net loss per share:
Net loss per share of Class A
common stock—basic and diluted	$(0.65)
Weighted-average shares of Class A common stock outstanding - basic and diluted	84,182,961
Non-GAAP Financial Measures:
EBITDA	$(132,441)		$(5,659)	$(52,742)	$(58,401)
Adjusted EBITDA	$101,141		$682	$39,973	$40,655
Adjusted EBITDA margin	23.4%		3.4%	17.3%	16.2%

*	NM = Not meaningful

The following table sets forth the reconciliations of GAAP net loss to EBITDA and Adjusted EBITDA for the periods indicated:

	Successor		Predecessor	Non-GAAP Combined
	Nine Months Ended Sep 30, 2020	Period from Sep 13, 2019 through Sep 30, 2019	Period from Jan 1, 2019 through Sep 12, 2019	Nine Months Ended Sep 30, 2019
(in thousands)	Dollars	Dollars	Dollars	Dollars
Net revenues	$431,427	$19,790	$231,010	$250,800

Net loss	$(230,299)	$(11,706)	$(57,063)	$(68,769)
Interest expense	24,378	1,289	140	1,429
Income tax (benefit) expense	38	(37)	(66)	(103)
Depreciation and amortization expense	73,442	4,795	4,247	9,042

EBITDA	(132,441)	(5,659)	(52,742)	(58,401)
Share-based compensation expense (1)	3,846	—	—	—
Accelerated vesting of certain equity awards (2)	209,300	—	87,060	87,060
Change in fair value of contingent consideration liability (3)	19,700	—	—	—
Centerbridge Acquisition costs (4)	—	6,245	4,908	11,153
IPO transaction costs (5)	659	—	—	—
Severance costs (6)	77	96	747	843

Adjusted EBITDA	$101,141	$682	$39,973	$40,655

Adjusted EBITDA margin	23.4%	3.4%	17.3%	16.2%

(1)	Represents non-cash share-based compensation expense relating to stock options, restricted stock units and time-vesting units.
(2)

Represents non-cash share-based compensation expense relating to the accelerated vesting of performance-vesting units in connection with the IPO for the nine months ended September 30, 2020 and the accelerated vesting of profit interests and incentive share units in connection with the Centerbridge Acquisition for the period from January 1, 2019 through September 12, 2019.

(3)	Represents the change in fair value of the contingent consideration liability due to the predecessor owners of the Company arising from the Centerbridge Acquisition.
(4)	Represents legal, accounting, consulting, and other costs related to the Centerbridge Acquisition.
(5)	Represents legal, accounting, consulting, and other indirect costs associated with the Company’s IPO.
(6)	Represents costs associated with the termination of employment.

GoHealth, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands, except share and per share amounts)

	Successor	Successor
	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$294,598	$12,276
Accounts receivable, net of allowance for doubtful accounts of $522 in 2020 and $904 in 2019	7,921	24,461
Commissions receivable – current	95,122	101,078
Prepaid expenses and other current assets	19,530	5,954

Total current assets	417,171	143,769
Commissions receivable – non-current	405,697	281,853
Property, equipment, and capitalized software, net	15,463	6,339
Intangible assets, net	712,240	782,783
Goodwill	386,553	386,553
Other long-term assets	1,134	998

Total assets	$1,938,258	$1,602,295

Liabilities and stockholders/members’ equity
Current liabilities:
Accounts payable	$9,181	$13,582
Accrued liabilities	20,775	22,568
Commissions payable – current	52,029	56,003
Deferred revenue	55,406	15,218
Current portion of debt	4,170	3,000
Other current liabilities	3,765	2,694

Total current liabilities	145,326	113,065
Non-current liabilities:
Commissions payable – non-current	129,446	97,489
Long-term debt, net of current portion	396,817	288,233
Contingent consideration	—	242,700
Other non-current liabilities	3,500	664

Total non-current liabilities	529,763	629,086
Commitments and contingencies (Note 11)
Stockholders’/members’ equity:
Members’ interest	—	860,161
Class A common stock – $0.0001 par value; 1,100,000,000 shares authorized; 84,182,961 shares issued and outstanding at September 30, 2020	8	—
Class B common stock – $0.0001 par value; 690,000,000 shares authorized; 230,722,681 shares issued and outstanding at September 30, 2020	23	—
Preferred stock – $0.0001 par value; 20,000,000 shares authorized; no shares issued and outstanding at September 30, 2020	—	—
Additional paid-in capital	392,491	—
Accumulated other comprehensive loss	(85)	(17)
Accumulated deficit	(54,758)

Total stockholders’ equity attributable to GoHealth, Inc./members’ equity	337,679	860,144
Non-controlling interests	925,490	—

Total stockholders’/members’ equity	1,263,169	860,144

Total liabilities and stockholders’/members’ equity	$1,938,258	$1,602,295

GoHealth, Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands, unaudited)

	Successor		Predecessor
	Nine Months Ended September 30, 2020	Period from September 13, 2019 through September 30, 2019	Period from January 1, 2019 through September 12, 2019
Operating activities:
Net loss	$(230,299)	$(11,706)	$(57,063)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation	213,146	—	87,060
Depreciation and amortization	2,899	92	4,247
Amortization of intangible assets	70,543	4,703	—
Amortization of debt discount and issuance costs	1,744	79	—
Change in fair value of contingent consideration	19,700	—	—
Other non-cash items	(1,100)	285	150
Changes in assets and liabilities:
Accounts receivable	17,552	(122)	(108)
Commissions receivable	(117,888)	(15,405)	(63,448)
Prepaid expenses and other assets	(13,576)	(140)	1,325
Accounts payable	(4,402)	3,276	(1,981)
Accrued liabilities	(1,793)	(5,028)	17,860
Deferred revenue	40,188	18,098	1,926
Commissions payable	27,983	8,283	19,228
Other liabilities	4,138	13,728	85

Net cash provided by operating activities	28,835	16,143	9,281
Investing activities:
Acquisition of business, net of cash	—	(807,591)	—
Purchases of property, equipment and software	(12,023)	(813)	(5,597)

Net cash used in investing activities	(12,023)	(808,404)	(5,597)
Financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	852,407	—	—
Payment of partial consideration of the Blocker Merger	(96,165)	—	—
Purchase of LLC Interests	(508,320)	—	—
Settlement of Senior Preferred Earnout Units	(100,000)	—	—
Issuance of preferred units	—	541,263	—
Proceeds received upon issuance of common units	10,000	—	—
Borrowings under term loans	117,000	300,000	—
Principal payments under term loans	(2,835)	—	—
Borrowings under revolving credit facilities	—	—	56,534
Payments under revolving credit facilities	—	—	(59,915)
Debt issuance cost payments	(6,291)	(9,283)	—
Principal payments under capital lease obligations	(218)	(270)	(68)

Net cash provided by (used in) financing activities	265,578	831,710	(3,449)
Effect of exchange rate changes on cash	(68)	(2)	(32)
Increase in cash and cash equivalents	282,322	39,447	203
Cash and cash equivalents at beginning of period	12,276	708	505

Cash and cash equivalents at end of period	$294,598	$40,155	$708

Supplemental disclosure of cash flow information:
Non-cash investing and financing activities:
Purchases of property, equipment and software included in accounts payable	$1,104	$277	$113
Purchases of property, equipment and software under capital leases	$—	$—	$744
Issuance of senior preferred earnout units to settle contingent consideration liability	$100,000	$—	$—
Issuance of common A and B units to settle contingent consideration liability	$100,000	$—	$—
Issuance of Class A and Class B common stock in connection with Reorganization Transactions	$30	$—	$—
Settlement of contingent consideration liability	$62,400	$—	$—

Segment Information

The following table sets forth operating segment results for the periods indicated:

	Successor			Predecessor	Non-GAAP Combined
	Three Months Ended Sep 30, 2020		Period from Sep 13, 2019 through Sep 30, 2019	Period from Jul 1, 2019 through Sep 12, 2019	Three Months Ended Sep 30, 2019
(in thousands, except percentages)	Dollars	% of Net Revenues	Dollars	Dollars	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Medicare - Internal	$133,723	81.9%	$14,208	$48,872	$63,080	58.8%	$70,643	112.0%
Medicare - External	20,252	12.4%	3,865	16,577	20,442	19.1%	(190)	-0.9%
IFP and Other - Internal	6,147	3.8%	764	11,129	11,893	11.1%	(5,746)	-48.3%
IFP and Other - External	3,238	2.0%	953	10,832	11,785	11.0%	(8,547)	-72.5%

Total revenues	163,360	100.0%	19,790	87,410	107,200	100.0%	56,160	52.4%
Segment profit:
Medicare - Internal	49,464	30.3%	2,500	20,218	22,718	21.2%	26,746	117.7%
Medicare - External	720	0.4%	734	(4,178)	(3,444)	-3.2%	4,164	-120.9%
IFP and Other - Internal	(245)	-0.1%	(2,446)	1,583	(863)	-0.8%	618	-71.6%
IFP and Other - External	147	0.1%	495	378	873	0.8%	(726)	-83.2%

Total segment profit	50,086	30.7%	1,283	18,001	19,284	18.0%	30,802	159.7%
Corporate expense	224,368	137.3%	799	93,353	94,152	87.8%	130,216	138.3%
Amortization of intangible assets	23,514	14.4%	4,703	—	4,703	4.4%	18,811	400.0%
Transaction costs	—	—	6,245	1,968	8,213	7.7%	(8,213)	-100.0%
Interest expense	8,636	5.3%	1,289	31	1,320	1.2%	7,316	554.2%
Other (income) expense	2	0.0%	(10)	67	57	0.1%	(55)	-96.5%

Loss before income taxes	$(206,434)	-126.4%	$(11,743)	$(77,418)	$(89,161)	-83.2%	$(117,273)	131.5%

*	NM = Not meaningful

The following table sets forth operating segment results for the periods indicated:

	Successor			Predecessor	Non-GAAP Combined
	Nine Months Ended Sep 30, 2020		Period from Sep 13, 2019 through Sep 30, 2019	Period from Jan 1, 2019 through Sep 12, 2019	Nine Months Ended Sep 30, 2019
(in thousands, except percentages)	Dollars	% of Net Revenues	Dollars	Dollars	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Medicare - Internal	$316,211	73.3%	$14,208	$ 102,196	$ 116,404	46.4%	$199,807	171.6%
Medicare - External	77,305	17.9%	3,865	55,981	59,846	23.9%	17,459	29.2%
IFP and Other - Internal	21,798	5.1%	764	37,909	38,673	15.4%	(16,875)	-43.6%
IFP and Other - External	16,113	3.7%	953	34,924	35,877	14.3%	(19,764)	-55.1%

Total revenues	431,427	100.0%	19,790	231,010	250,800	100.0%	180,627	72.0%
Segment profit:
Medicare - Internal	123,946	28.7%	2,500	40,024	42,524	17.0%	81,422	191.5%
Medicare - External	892	0.2%	734	4,893	5,627	2.2%	(4,735)	-84.1%
IFP and Other - Internal	181	0.0%	(2,446)	2,195	(251)	-0.1%	432	-172.1%
IFP and Other - External	789	0.2%	495	1,748	2,243	0.9%	(1,454)	-64.8%

Total segment profit	125,808	29.2%	1,283	48,860	50,143	20.0%	75,665	150.9%
Corporate expense	241,942	56.1%	799	103,469	104,268	41.6%	137,674	132.0%
Change in fair value of contingent consideration liability	19,700	4.6%	—	—	—	—	19,700	NM
Amortization of intangible assets	70,543	16.4%	4,703	—	4,703	1.9%	65,840	1,400.0%
Transaction costs	—	—	6,245	2,267	8,512	3.4%	(8,512)	-100.0%
Interest expense	24,378	5.7%	1,289	140	1,429	0.6%	22,949	1,605.9%
Other (income) expense	(494)	-0.1%	(10)	114	104	0.0%	(598)	-575.0%

Loss before income taxes	$(230,261)	-53.4%	$(11,743)	$(57,129)	$(68,873)	-27.5%	$(161,388)	234.3%

*	NM = Not meaningful

The following table presents the number of Submitted Policies by product for the Medicare segments for the three and nine months ended September 30, 2020 and 2019, split between those submissions that are commissionable (compensated through commissions received from carriers) and those that are non-commissionable (compensated via hourly fees and enrollment fees):

	Successor		Predecessor	Combined	Successor		Predecessor	Combined
	Three Months Ended Sep 30, 2020	Period from Sep 13, 2019 through Sep 30, 2019	Period from July 1, 2019 through Sep 12, 2019	Three Months Ended Sep 30, 2019	Nine Months Ended Sep 30, 2020	Period from Sep 13, 2019 through Sep 30, 2019	Period from Jan 1, 2019 through Sep 12, 2019	Nine Months Ended Sep 30, 2019
Medicare Advantage	97,675	13,608	51,078	64,686	314,088	13,608	134,173	147,781
Medicare Supplement	1,245	763	3,091	3,854	6,164	763	11,205	11,968
Prescription Drug Plans	2,006	452	2,217	2,669	6,437	452	7,675	8,127

Total Medicare - Commissionable	100,926	14,823	56,386	71,209	326,689	14,823	153,053	167,876

Medicare Advantage	6,472	1,005	2,338	3,343	20,806	1,005	4,240	5,245
Medicare Supplement	1,716	234	635	869	5,262	234	1,051	1,285
Prescription Drug Plans	1,034	155	335	490	2,787	155	471	626

Total Medicare - Non Commissionable	9,222	1,394	3,308	4,702	28,855	1,394	5,762	7,156

Total Medicare Submitted Policies	110,148	16,217	59,694	75,911	355,544	16,217	158,815	175,032

The following tables present the number of Approved Submissions by product relating to commissionable policies for the Medicare segments for the three and nine months ended September 30, 2020 and 2019. Only commissionable policies are used to calculate our LTV.

Medicare—Internal

	Successor		Predecessor	Combined	Successor		Predecessor	Combined
	Three Months Ended Sep 30, 2020	Period from Sep 13, 2019 through Sep 30, 2019	Period from July 1, 2019 through Sep 12, 2019	Three Months Ended Sep 30, 2019	Nine Months Ended Sep 30, 2020	Period from Sep 13, 2019 through Sep 30, 2019	Period from Jan 1, 2019 through Sep 12, 2019	Nine Months Ended Sep 30, 2019
Medicare Advantage	77,186	8,940	36,270	45,210	228,612	8,940	86,544	95,484
Medicare Supplement	315	199	944	1,143	1,602	199	3,198	3,397
Prescription Drug Plans	1,574	313	1,611	1,924	5,319	313	5,078	5,391

Total Medicare - Internal Commissionble Approved Submissions	79,075	9,452	38,825	48,277	235,533	9,452	94,820	104,272

Medicare—External

	Successor		Predecessor	Combined	Successor		Predecessor	Combined
	Three Months Ended Sep 30, 2020	Period from Sep 13, 2019 through Sep 30, 2019	Period from July 1, 2019 through Sep 12, 2019	Three Months Ended Sep 30, 2019	Nine Months Ended Sep 30, 2020	Period from Sep 13, 2019 through Sep 30, 2019	Period from Jan 1, 2019 through Sep 12, 2019	Nine Months Ended Sep 30, 2019
Medicare Advantage	19,390	3,441	15,551	18,992	80,656	3,441	48,341	51,782
Medicare Supplement	844	466	1,852	2,318	4,035	466	7,065	7,531
Prescription Drug Plans	352	139	606	745	1,206	139	2,597	2,736

Total Medicare - External Commissionble Approved Submissions	20,586	4,046	18,009	22,055	85,897	4,046	58,003	62,049

The following table presents the LTV per Approved Submission by product for the Medicare segments for the three and nine months ended September 30, 2020 and 2019:

	Successor		Predecessor	Combined Non-GAAP	Successor		Predecessor	Combined Non-GAAP
	Three Months Ended Sep 30, 2020	Period from Sep 13, 2019 through Sep 30, 2019	Period from July 1, 2019 through Sep 12, 2019	Three Months Ended Sep 30, 2019	Nine Months Ended Sep 30, 2020	Period from Sep 13, 2019 through Sep 30, 2019	Period from Jan 1, 2019 through Sep 12, 2019	Nine Months Ended Sep 30, 2019
Medicare Advantage	$987	$1,013	$922	$939	$913	$1,013	$888	$899
Medicare Supplement	$934	$951	$846	$867	$929	$951	$911	$914
Prescription Drug Plans	$215	$200	$198	$198	$216	$200	$194	$194